Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR

Fairfax Financial Holdings Limited

OFFERS TO EXCHANGE

US$750,000,000 of its 6.000% Senior Notes due 2033 (CUSIP(s): 303901 BM3, C33461 AG6)

and

US$1,000,000,000 of its 6.350% Senior Notes due 2054 (CUSIP(s): 303901 BP6, C33461 AJ0)

This form or one substantially equivalent hereto must be used to accept either of the Exchange Offers (each, an “Exchange Offer”) of Fairfax Financial Holdings Limited (the “Issuer”) made pursuant to the Prospectus, dated August [●], 2024, as it may be amended from time to time (the “Prospectus”), if the certificates for the outstanding 6.000% Senior Notes due 2033 issued on December 7, 2023, January 12, 2024 and June 24, 2024 or the outstanding 6.350% Senior Notes due 2054 issued on March 22, 2024 (collectively, the “Initial Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York Mellon, as exchange agent (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the applicable Expiration Date of the respective Exchange Offer.

Such form may be delivered by mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Initial Notes pursuant to the respective Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Initial Notes (the “Letter of Transmittal”) and the certificates representing the relevant Initial Notes, together with any documents required by the Letter of Transmittal or a Book-Entry Confirmation must also be received by the Exchange Agent within three business days of the applicable Expiration Date. Any Initial Notes tendered pursuant to the Exchange Offers may be withdrawn at any time before the applicable Expiration Date. Where the applicable Expiration Date has been extended, tenders pursuant to the respective Exchange Offer as of the previously scheduled Expiration Date may not be withdrawn after the date of the previously scheduled Expiration Date. Capitalized terms not defined herein are defined in the Prospectus or the Letter of Transmittal.

The Exchange Agent for the Exchange Offers is:

The Bank of New York Mellon

BY HAND, MAIL OR OVERNIGHT COURIER:
The Bank of New York Mellon

Corporate Trust

500 Ross Street, Suite 625

Pittsburgh, PA 15262

Attention: Pamela J. Adamo

Telephone Inquiries:
(315) 414-3317

Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedure described in the “The Exchange Offers — Terms of the Exchange Offers — Guaranteed Delivery Procedures” section of the Prospectus.

The undersigned understands that tenders of Initial Notes will be accepted only in principal amount equal to US$2,000 or integral multiples of US$1,000 in excess thereof. Additionally, the undersigned understands that the tenders of Initial Notes pursuant to the respective Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the applicable Expiration Date.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Principal Amount of Initial Note(s) Tendered (must be in denominations of principal amount of US$2,000 and any integral multiple of US$1,000 in excess thereof):*	Series (2033 Initial Notes or 2054 Initial Notes) and CUSIP Number of Initial Note(s) Tendered:	Name(s) of Registered Holder(s):

If Initial Notes will be delivered by book-entry transfer at The Depository Trust Company, insert Account No.:

Address including zip code:

Telephone Number including Area Code:

Signature(s) of Registered Owner(s) or Authorized Signatory:

This Notice of Guaranteed Delivery must be signed by the Holder(s) of Initial Notes exactly as its (their) name(s) appear on certificates for Initial Notes or a security position listing as the owner of Initial Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es):

Name(s):

Capacity:

Address(es):

Do not send Initial Notes with this form. Initial Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal will be received by the Exchange Agent at the address set forth above or timely Book-Entry Confirmation pursuant to the procedures set forth in the Prospectus under the heading “The Exchange Offers — Terms of the Exchange Offers — Guaranteed Delivery Procedures” will be received by the Exchange Agent no later than three business days after the applicable Expiration Date.

Name of Firm:

Address:

Zip Code:
Area Code and Tel. No.:
Authorized Signature:

Title:
Name: (Please Type or Print)
Dated:

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein or in accordance with the procedures of the Book-Entry Transfer Facility prior to 5:00 p.m., New York City time, on the applicable Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2.	Signatures of this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Initial Notes, the signature must correspond with the name shown on the security position listing as the owner of such Initial Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Initial Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the participant shown on Book-Entry Transfer Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3.	Requests for assistance or additional copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified on the first page hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offers.